EXHIBIT 1.1

800,000 Shares

Gulf Island Fabrication, Inc.

Common Stock

UNDERWRITING AGREEMENT

September 11, 2007

JOHNSON RICE & COMPANY L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Introductory. Aransas Partners, f/k/a Gulf Marine Fabricators (the “Selling Shareholder”), proposes to sell to Johnson Rice & Company L.L.C., the sole underwriter (the “Underwriter”), an aggregate of 800,000 shares (the “Offered Shares”) of common stock, no par value (the “Shares”), of Gulf Island Fabrication, Inc. (the “Company”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-144672), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the prospectus and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus supplement describing the Offered Shares and the offering thereof (the “Prospectus Supplement”), together with the Base Prospectus, in the form first made available to the Underwriter by the Company to confirm sales of the Offered Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is referred to herein as the “Prospectus.” As used herein, “Applicable Time” is 5:00 p.m. (New York time) on September 11, 2007. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule A, including each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act) (each such road show, a “Road Show”) and the information agreed to in writing by the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Offered Shares at the Applicable Time, as set forth on Schedule B. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the

Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

The Company and the Selling Shareholder hereby confirm their respective agreements with the Underwriter as follows:

Section 1. Representations and Warranties

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Underwriter will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time. The Base Prospectus, as of its date, did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or Time of Sale

Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in Section 9(c) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act. The Company also meets the requirements for use of Form S-3 under the Securities Act referenced in Conduct Rule 2710(b)(7)(C)(i) of the National Association of Securities Dealers Inc. (the “NASD”).

The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act. Except for the free writing prospectuses, if any, identified on Schedule A, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(b) Offering Materials Furnished to Underwriter. The Company has delivered to the Underwriter one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), Time of Sale Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

(d) Independent Accountants. Ernst & Young LLP was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of the date hereof and, to the knowledge of the Company, continues to hold this status and, to the knowledge of the Company, is, with respect to the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act.

(e) Financial Statements. The consolidated financial statements of the Company filed with the Commission as a part of or incorporated by reference into the Registration Statement, the Prospectus and Time of Sale Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and the consolidated statements of income, changes in consolidated stockholders’ equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The selected historical financial data and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference into the Registration Statement. The other financial and statistical data set forth in the Registration Statement and included in either the Prospectus or the Time of Sale Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and either the Prospectus or the Time of Sale Prospectus that are not included as required. Neither the Company nor any Subsidiary (as defined below) has engaged in or effected any transaction or arrangement that would constitute an “off-balance sheet arrangement” (as defined in Item 303 of Regulation S-K of the Commission (“Regulation S-K”)). All non-GAAP financial measures (as defined in Regulation G of the Commission) and ratios derived using non-GAAP financial measures have been presented in compliance with Item 10 of Regulation S-K.

(f) No Material Adverse Change in Business. Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and its Subsidiaries taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Enterprise, (iv) change in the capital stock of the Company or any Subsidiary, (v) material change in the outstanding indebtedness of the Company or any Subsidiary or (vi) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(g) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Louisiana and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Time of Sale Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change.

(h) Good Standing of Subsidiaries. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) is identified in Schedule C to this Agreement. Each Subsidiary has been duly organized and is validly existing as a business entity in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Time of Sale Prospectus, all such equity interests are wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary; provided, however, that such equity interests may be pledged to secure obligations under the Ninth Amended and Restated Credit Agreement among the Company and JPMorgan Chase Bank, N.A., and Whitney National Bank dated June 30, 2005, as amended.

(i) Capitalization. The authorized capital stock of the Company and the issued and outstanding capital stock of the Company as of September 6, 2007, are as set forth on Schedule D. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j) Other Securities. Except as disclosed in the Time of Sale Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(k) Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Select Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration of listing. The Company is in compliance with all applicable corporate governance requirements set forth under the rules of The NASDAQ Stock Market.

(l) Compliance with Laws. The Company and each Subsidiary are in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not cause a Material Adverse Change. None of the Company or any Subsidiary has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary, except which such violation or potential liability would not cause a Material Adverse Change.

(m) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

(n) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws, limited partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Time of Sale Prospectus including the sale of the Offered Shares, and the compliance by the Company with its obligations under this Agreement (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(o) Description of Capital Stock. The capital stock of the Company conforms in all material respects to the description contained in the Time of Sale Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(p) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or such Subsidiary.

(q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed in the Time of Sale Prospectus), or which might result in a Material Adverse Change, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of any and all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property or assets is the subject which are not described in the Time of Sale Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

(r) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference therein which have not been so described, filed or incorporated as required.

(s) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, cause a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

(t) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the performance by the Company of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by The NASDAQ Stock Market.

(u) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Offered Shares on the Nasdaq Global Select Market in accordance with Regulation M.

(v) Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change; the Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not singly or in the aggregate cause a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not singly or in the aggregate cause a Material Adverse Change; and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

(w) Title to Property. The Company and each Subsidiary have good and marketable title to the real property (taken as a whole) reflected in the financial statements hereinabove described as owned by them and good title to all other properties reflected in the financial statements hereinabove described as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Time of Sale Prospectus or (ii) minor defects in title affecting portions of the real property which are not material and would not interfere with the Enterprise or otherwise affect the use of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Enterprise, and under which the Company or any Subsidiary holds properties described in the Time of Sale Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(x) Insurance. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company and each Subsidiary are insured by insurers of recognized financial responsibility or are self-insured against such losses and risks and in such amounts as the Company believes are adequate for the conduct of their businesses and as the Company believes are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each Subsidiary are in full force and effect and the Company and each Subsidiary has no reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, there are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for or for which a renewal was sought or applied for, except where the Company or such Subsidiary obtained similar coverage from similar insurers.

(y) Taxes. The Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

(z) Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(aa) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company, or any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change; and the terms “hazardous substances,” and “hazardous wastes” shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection. Except as set forth in the Time of Sale Prospectus, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(bb) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement, except for such rights as described in the Registration Statement or as have been duly waived.

(cc) Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to cause a Material Adverse Change, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company’s audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described or incorporated by reference in the Prospectus and which is not so described or incorporated. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

(ff) Brokers. Neither the Company nor any Subsidiary is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

(gg) Sarbanes-Oxley Act of 2002. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof now applicable to it.

(hh) Certain Payments. Neither the Company, any Subsidiary nor, to the best knowledge of the Company, any director, officer, agent, employee or other person designated to act on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (ii) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(jj) Corporate Records. The minute books of the Company and each Subsidiary have been made available to the Underwriter and counsel for the Underwriter, and such books (i) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of the Company and each Subsidiary since the time of its respective organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(kk) Margin Securities. Neither the Company or any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

(ll) Prospectus Statements. The statements set forth in the Time of Sale Prospectus under the captions “Risk Factors” and “Prospectus Summary” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(mm) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or laws of any state or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement.

Any certificate signed by any officer of the Company that is delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

B. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents, warrants and covenants to the Underwriter as follows:

(a) Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and constitutes a valid and binding obligation of the Selling Shareholder enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

(b) Ownership of Offered Shares. The Selling Shareholder is the record and beneficial owner of the Offered Shares free and clear of all liens, encumbrances, equities and claims and, as applicable, has duly endorsed the Offered Shares in blank, and, assuming that the Underwriter acquires its interest in the Offered Shares without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased the Offered Shares delivered on the Closing Date, to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had the Offered Shares credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Offered Shares, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to the Offered Shares.

(c) Title to Offered Shares to be Sold. The Selling Shareholder has, and on the Closing Date will have, good and valid title to all of the Offered Shares on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Offered Shares to be Sold. Delivery of the Offered Shares will pass good and valid title to the Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) No Price Stabilization or Manipulation; Compliance with Regulation M. The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(f) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required by the Selling Shareholder for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the performance by the Selling Shareholder of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder, state securities laws or by The NASDAQ Stock Market.

(g) Absence of Defaults and Conflicts. Neither the sale of the Offered Shares nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or similar organizational documents of the Selling Shareholder or the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or bound, or any judgment, order or decree applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder.

(h) Selling Shareholder Information. In respect of any statements in or omissions from the Registration Statement or the Time of Sale Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholder specifically for use in connection with the preparation thereof, such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements not misleading.

(i) No Registration or Other Similar Rights. The Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement except to the extent exercised and so included or hereby waived or to the extent disclosed in the Company’s public filings under the Securities Act or the Exchange Act, and (ii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, in each instance, described in the Registration Statement and the Time of Sale Prospectus.

(j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Selling Shareholder in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholder of the Offered Shares.

(k) Distribution of Offering Materials by the Selling Shareholder. The Selling Shareholder has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus or the Registration Statement.

The Selling Shareholder acknowledges that the Underwriter and, for purposes of the opinion to be delivered pursuant to Section 6 hereof, counsel to the Selling Shareholder and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Shares

(a) The Offered Shares. The Selling Shareholder agrees to sell to the Underwriter the Offered Shares upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Selling Shareholder the Offered Shares. The purchase price per Offered Share to be paid by the Underwriter to the Selling Shareholder shall be $33.05125 per share.

(b) The Closing Date. Delivery of the Offered Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Porter & Hedges, L.L.P., 1000 Main Street, Suite 3600, Houston, Texas 77002 (or such other place as may be agreed to by the Company and the Underwriter) at 9:00 a.m. New York time, on September 17, 2007, or such other time and date as shall be agreed upon by the Underwriter, the Company and the Selling Shareholder (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Offered Shares. The Underwriter hereby advises the Company and the Selling Shareholder that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriter, in its judgment, has determined is advisable and practicable.

(d) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Selling Shareholder shall be made by the Underwriter at the Closing Date by wire transfer of immediately available funds to the account or accounts designated by the Selling Shareholder.

The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to the Underwriter, or otherwise in connection with the performance of the Selling Shareholder’s obligations hereunder.

(e) Delivery of the Offered Shares. The Selling Shareholder shall deliver, or cause to be delivered, to the Underwriter the Offered Shares, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates, if any, for the Offered Shares shall be in definitive form and registered in such names and denominations as the Underwriter shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Underwriter may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with the Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. Upon request, the Company shall furnish to the Underwriter, without charge, signed copies of the

Registration Statement (including exhibits thereto) and shall furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(A)(e) or 3(A)(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b) Underwriter’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter shall have objected in writing, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) Free Writing Prospectuses. The Company shall furnish to the Underwriter a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Underwriter reasonably objects.

(d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) Amendments to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to the Underwriter and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Securities Act Compliance. After the date of this Agreement and until the completion of the distribution of the Offered Shares by the Underwriter, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any order preventing or suspending the use of any free writing prospectus or the

Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433, 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If the delivery of a prospectus relating to the Offered Shares is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(b) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Underwriter’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3(A)(g).

(h) Blue Sky Compliance. The Company shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Offered Shares for resale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i) Transfer Agent. For so long as the Offered Shares are listed on the Nasdaq Global Select Market or another exchange or automated quotation system, the Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(k) Periodic Reporting Obligations. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, the Nasdaq Global Select Market all reports and documents required to be filed under the Exchange Act.

(l) Listing. The Company will use its best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq Global Select Market or another exchange or automated quotation system for as long as the Shares are listed on the Nasdaq Global Select Market or another exchange or automated quotation system.

(m) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 30th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter (which consent may be withheld at the sole discretion of the Underwriter), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or (2) file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Shares or the issuance and exercise of options to purchase Shares granted under the employee benefit plans of the Company existing on the date of the Prospectus.

(n) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

B. Covenants of the Selling Shareholder. The Selling Shareholder further covenants and agrees with the Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares. The Selling Shareholder will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act of 1934) by the Selling Shareholder, or publicly announce the Selling Shareholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (1) the Offered Shares to be sold hereunder or (2) a transfer by the Selling Shareholder to an affiliate, provided that such affiliate agrees in writing to be bound for the Lock-Up Period. Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then in each case the Lock-up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the Lock-up Period, the Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by Rule 2711(f)(4) of NASD.

(b) No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriter (or, if later, at the time stated in the notice), the Selling Shareholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(c) Delivery of Forms W-9. To deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

C. Waiver of Covenants. The Underwriter, may, in its sole discretion, waive in writing the performance by the Company or the Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Offered Shares, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (v) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations, determinations and exemptions, (vi) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the NASD’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows, (viii) the fees and expenses associated with listing the Offered Shares on the Nasdaq Global Select Market and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as

provided in this Section 4, Section 7, Section 9 and Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

The Selling Shareholder further agrees with the Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Shareholder and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to the Underwriter hereunder.

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholder, on the other hand.

Section 5. Covenant of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

Section 6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Offered Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Underwriter shall have received from Ernst & Young LLP, independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; and

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the reasonable judgment of the Underwriter there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsel for the Company. On the Closing Date, the Underwriter shall have received the opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., as counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of Counsel for the Underwriter. On the Closing Date, the Underwriter shall have received the opinion of Porter & Hedges, L.L.P., counsel for the Underwriter, in form and substance satisfactory to the Underwriter, dated as of such Closing Date.

(f) Officers’ Certificate. On the Closing Date, the Underwriter shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On the Closing Date, the Underwriter shall have received from Ernst & Young LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) Opinion of Counsel for the Selling Shareholder. On the Closing Date, the Underwriter shall have received the opinion of Greenberg Traurig LLP, counsel for the Selling Shareholder, dated as of such Closing Date, the form of which is attached as Exhibit B.

(j) Selling Shareholder’s Certificate. On the Closing Date, the Underwriter shall receive a written certificate executed by the Selling Shareholder, dated as of such Closing Date, to the effect that:

(i) the representations and warranties of the Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Shareholder on and as of such Closing Date; and

(ii) the Selling Shareholder has complied with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(k) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriter an agreement in the form of Exhibit C hereto from each of the Company’s directors (other than John A. Wishart and Christopher Harding) and executive officers, and such agreement shall be in full force and effect on the Closing Date.

(l) Additional Documents. On or before the Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholder at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 7. Reimbursement of Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 6 (other than (e)) or Section 11(i)(a), or if the sale to the Underwriter of the Offered Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of (i) the Company or (ii) the Selling Shareholder to perform any agreement herein or to comply with any provision hereof, the Company, in the case of (i) and the Selling Shareholder, in the case of (ii), agrees to reimburse the Underwriter, upon demand for all out-of-pocket expenses, not to exceed $50,000, that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 8. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Section 9. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 430B, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such officer, employee or in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Shareholder, as the case may be, expressly for use in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter to the Company consists of the information described in subsection (c) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriter by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or 430B, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or each such officer, employee or in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Shareholder may otherwise have. Without limiting the full extent of the Company’s agreement to indemnify the Underwriter pursuant to Section 9(a) as herein provided, the liability of any Selling Shareholder shall not exceed the aggregate gross proceeds received, but before expenses, from the sale of Shares by such Selling Shareholder.

(c) Indemnification of the Company, its Directors and Officers and the Selling Shareholder. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholder and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholder by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Shareholder hereby acknowledges that the only information that the Underwriter has furnished to the Company and the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liabilities that the Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 10. Contribution. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 9(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(d) for purposes of indemnification.

The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11. Termination of this Agreement. The Underwriter, by notice given to the Company and the Selling Shareholder, shall have the right to terminate this Agreement at any time prior to the Closing Date, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market or (b) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholder to the Underwriter, except that the Company and the Selling Shareholder shall be obligated to reimburse the expenses of the Underwriter to the extent provided in Sections 4 and 7 hereof, (b) the Underwriter to the Company or the Selling Shareholder, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholder and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholder, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Facsimile: (504) 566-0742

Attention: Joshua C. Cummings

with a copy to:

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 226-6274

Attention: Robert G. Reedy

If to the Company:

Gulf Island Fabrication, Inc.

583 Thompson Road

Houma, Louisiana 70363

Facsimile: (985) 876-5414

Attention: Joseph P. “Duke” Gallagher

with a copy to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

201 St. Charles Avenue

New Orleans, Louisiana 70170

Facsimile: (504) 582-8012

Attention: Dionne Rousseau

If to the Selling Shareholder:

Aransas Partners

c/o Technip USA Holdings, Inc. (f/k/a Technip-Coflexip USA Holdings, Inc.)

11700 Old Katy Road, Suite 150

Houston, Texas 77079

Facsimile: (281) 249-7920

Attention: Malachy W. Finnen

in each case, with a copy to:

Greenberg Traurig LLP

1000 Louisiana, Suite 1800

Houston, Texas 77002

Facsimile: (713) 374-9505

Attention: John L. Tobin

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Underwriter the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, GULF ISLAND FABRICATION, INC.

By:	/s/ Kerry J. Chauvin
Name: Kerry J. Chauvin Title: President and Chief Executive Officer

SELLING SHAREHOLDER Aransas Partners, f/k/a Gulf Marine Fabricators By: Technip USA, Inc., its partner

By:	/s/ Deanna Goodwin
Name: Deanna Goodwin Title: Chief Financial Officer

By: Gulf Deepwater Yards, Inc., its partner

By:	/s/ M.W. Finnen
Name: M.W. Finnen Title: Director and Secretary

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

JOHNSON RICE & COMPANY L.L.C.

By:	/s/ Joshua Cummings
Name: Joshua Cummings Title: Equity Member

[Signature page to Underwriting Agreement]

SCHEDULE A

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

None.

SCHEDULE B

Pricing Terms to be Conveyed Orally

Issuer:	Gulf Island Fabrication, Inc.

Symbol:	GIFI

Selling Shareholder:	Aransas Partners f/k/a Gulf Marine Fabricators

Shares offered by the Selling Shareholder:	800,000

Percentage of Shares owned by the Selling Shareholder prior to sale of the Offered Shares:	11.2%

Percentage of Shares owned by the Selling Shareholder following sale of the Offered Shares:	5.6%

Use of proceeds:	The Company will not receive any proceeds from the sale of shares of common stock by the Selling Shareholder.

Initial public offering price:	$34.25 per share

Underwriter discounts and commissions:	$1.19875 per share

Settlement and delivery date:	September 17, 2007

Underwriter:	Johnson Rice & Company L.L.C.

SCHEDULE C

Subsidiaries of the Company

Gulf Island, L.L.C., a Louisiana limited liability company

Dolphin Services, L.L.C., a Louisiana limited liability company

Southport, L.L.C., a Louisiana limited liability company

G.M. Fabricators, L.P. (d/b/a Gulf Marine Fabricators), a Texas limited partnership

Gulf Marine Fabricators General Partner, L.L.C., a Louisiana limited liability company

Gulf Marine Fabricators Limited Partner, L.L.C., a Louisiana limited liability company

Gulf Island Resources, L.L.C., a Louisiana limited liability company

Gulf Island MINDOC Company, L.L.C., a Louisiana limited liability company

Southport of Houma, L.L.C., a Louisiana limited liability company

GIFI Properties, L.L.C., a Louisiana limited liability company

Deep Ocean Services, L.L.C., a Louisiana limited liability company

SCHEDULE D

Capitalization of the Company

Authorized capital stock of the Company:

20,000,000 shares of Common Stock, no par value per share (“Common Stock”)

5,000,000 shares Preferred Stock, no par value per share (“Preferred Stock”)

Issued and outstanding capital stock of the Company (as of September 6, 2007):

14,172,113 shares of Common Stock

No shares of Preferred Stock

EXHIBIT A

FORM OF OPINION OF COUNSEL FOR THE COMPANY

(Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.)

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Louisiana, the jurisdiction of its organization, and is duly qualified and in good standing as a foreign corporation under the laws of the State of Texas.

2.	The Company has the corporate power and authority to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, Prospectus and Time of Sale Prospectus, and to enter into and perform its obligations under the Underwriting Agreement.

3.	Each of the Subsidiaries is validly existing as a limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization and is duly qualified as a foreign limited partnership or limited liability company in each jurisdiction listed in Exhibit A hereto, which exhibit contains copies of the certificates of qualification.

4.	Each of the Subsidiaries has the requisite partnership or limited liability company power and authority, as applicable, to own, lease, hold and operate its properties and to conduct the business in which it is engaged as described in the Registration Statement, Prospectus and Time of Sale Prospectus.

5.	The execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly executed and delivered by the Company.

6.	The execution and delivery of the Underwriting Agreement by the Company does not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement, the Prospectus or Time of Sale Prospectus) will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument that is both (a) filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Quarterly Reports on Form 10-Q for quarters ended March 31, 2007 and June 30, 2007, or any of the Company’s subsequent Current Reports on Form 8-K and (b) to which the Company is a party or by which it is bound, or to which any of the assets, properties or operations of the Company is subject (the “Material Agreements”), (ii) result in a violation of the Articles of Incorporation or Bylaws of the Company, (iii) to such counsel’s knowledge, result in the violation of any law, rule or regulation or (iv) to such counsel’s knowledge, result in any violation of any order, writ, judgment or decree of any governmental authority.

7.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state governmental authority or agency is legally required for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) those that have been obtained or made, (ii) those required under Federal and state securities laws or blue sky laws and (iii) those that may be required under the rules and regulations of The NASDAQ Stock Market.

8.	The authorized capitalization of the Company is as set forth in the Registration Statement, the Prospectus and the Time of Sale Prospectus. The Shares sold under the Underwriting Agreement and all other issued and outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of any security holder of the Company granted under the Company’s Articles of Incorporation or under the Louisiana Business Corporation Law. The Common Stock conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus. Except as set forth in the Underwriting Agreement, Registration Statement, the Prospectus or the Time of Sale Prospectus, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

9.	To such counsel’s knowledge, neither the Company nor any Subsidiary is (i) in violation of its charter or bylaws, limited partnership agreement or limited liability company agreement, as applicable, (ii) in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Material Agreements, or (iii) in violation of any law, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in each such case in (i), (ii) and (iii) such violations or defaults that would not result in a Material Adverse Change.

10.	There are no preemptive rights to subscribe for or to purchase the Shares pursuant to the Company’s Articles of Incorporation, the Louisiana Business Corporation Law or, to such counsel’s knowledge, any agreement or other instrument to which the Company or any Subsidiary is a party or by which it is bound.

11.	The form of stock certificate used to evidence the Shares is in a form that complies in all material respects with all applicable statutory requirements under the Louisiana Business Corporation Law.

12.	The Registration Statement has been declared effective under the Securities Act and the Prospectus was filed with the Commission pursuant to Rule 424(b) on September 12, 2007. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.

13.	The Registration Statement and the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom or (ii) the other financial or statistical data contained therein or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion) appear on their faces to have complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

14.	To such counsel’s knowledge, the statements in the Prospectus and the Time of Sale Prospectus under the captions “Prospectus Summary” and “Risk Factors” in so far as such statements constitute a summary of the documents referred to therein, matters of law or legal proceedings, fairly present in all material respects the information required to be shown. To such counsel’s knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement, the Prospectus and the Time of Sale Prospectus that are not filed or described as required.

15.	To such counsel’s knowledge, no holder of any security of the Company other than the Selling Shareholder has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

16.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the course of acting as counsel to the Company in connection with its preparation of the Registration Statement, the Prospectus and the Time of Sale Prospectus, prior to the filing of the Registration Statement, the Prospectus and the Time of Sale Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company and the Selling Shareholder, representatives of the independent public accountants for the Company, representatives of the Underwriter and representatives of the Underwriter’s counsel, during which conferences and conversations the contents of the Registration Statement, the Prospectus and the Time of Sale Prospectus and related matters were discussed, and such counsel has reviewed certain corporate records and documents furnished to such counsel by the Company

Based on such counsel’s participation in such conferences and conversations, its review of such records and documents as described above, such counsel’s understanding of the U.S. Federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises you that no information has come to such counsel’s attention that causes it to believe that (1) the Registration Statement (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom or (ii) the other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom or (ii) the other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), as of 5:00 P.M. (New York time) on September 11, 2007 (which you have informed such counsel is a time prior to the first sale of the Offered Shares by the Underwriter) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom or (ii) the other financial or statistical contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no view), at the time the Prospectus was filed with the Commission and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may also state that whenever such counsel’s opinion is given with respect to the existence or absence of facts (or legal conclusions which necessarily are based upon the existence or absence of facts) and is indicated to be based on such counsel’s knowledge, it is intended to signify that, during the course of such counsel’s representation of the Company in connection with the offering of the Offered Shares, no information has come to the conscious awareness of any attorney in such counsel’s firm who has had active involvement with such representation that would give any such person actual knowledge of the existence or absence of such facts, and that such counsel has not undertaken any independent investigation to determine or verify the existence or absence of facts, and no inference as to such counsel’s knowledge or the existence or absence of such facts should be drawn from its representation of the Company.

EXHIBIT B

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER

(Greenberg Traurig LLP)

1.	The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

2.	Assuming that the Selling Shareholder held a security entitlement through a securities intermediary with respect to the Offered Shares being sold by it and being purchased by the Underwriter pursuant to the Underwriting Agreement, the Underwriter purchased such Offered Shares pursuant to the Underwriting Agreement by making payment therefor as provided herein, such securities intermediary has indicated by book entry that such Offered Shares have been credited to such Underwriter’s securities account and such securities intermediary has agreed that it will comply with entitlement orders originated by such Underwriter with respect thereto without further consent by the Selling Shareholder, and neither such Underwriter nor such securities intermediary has created an adverse claim or granted a security interest in the Offered Shares, such Underwriter will have acquired a security entitlement with respect to such Offered Shares purchased by such Underwriter, and an action based on an adverse claim to such Offered Shares may not be asserted against such Underwriter with respect to such Offered Shares if such Underwriter does not have notice of an adverse claim. As used in this paragraph, terms defined in Article 8 of the Uniform Commercial Code of the State of New York (the “NY UCC”) shall have the meanings set forth therein, including, without limitation, the terms “adverse claim,” “notice of an adverse claim,” “securities account,” “securities intermediary” and “security entitlement,” which are defined in Sections 8-102(a)(1), 8-105(a), 8-501(a), 8-102(a)(14) and 8-102(a)(17) of the NY UCC, respectively. For purposes of this paragraph, such counsel has assumed that the securities intermediary’s jurisdiction, as contemplated by Section 8-110 of the NY UCC, is the State of New York, and that all issues under this paragraph are governed by the laws of the State of New York.

3.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental authority or agency is required to be obtained by the Selling Shareholder for the performance by the Selling Shareholder of its obligations under the Underwriting Agreement except such as have been already obtained or made, those required under federal or state securities laws and those that may be required under the rules and regulations of The NASDAQ Stock Market.

4.	Neither the sale of the Offered Shares nor the performance by the Selling Shareholder of its obligations under the Underwriting Agreement will, to such counsel’s knowledge, conflict with, result in a breach or violation of, or constitute a default under any law or the laws of the State of Texas, the State of Delaware, the State of New York or the federal laws of the United States of America, the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or is bound, or any judgment, order or decree applicable to the Selling Shareholder of any arbitrator, court, regulatory body, administrative agency, or governmental body of Texas, Delaware, New York or the United States of America having jurisdiction over the Selling Shareholder.

In rendering the opinion in paragraph 2, such counsel may rely upon a certificate of the Selling Shareholder in respect of matters of fact as to ownership of, and adverse claims on, the Offered Shares.

B-1

EXHIBIT C

Form of Lock-Up Agreement

Johnson & Rice Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares (“Shares”) of common stock, no par value, of Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the sole underwriter. The undersigned recognizes that the Offering will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Johnson Rice & Company L.L.C. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-Up Period”); provided, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by the undersigned, either during the undersigned’s lifetime or on death, (i) by gift, (ii) will or (iii) intestate succession, to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family; provided, further, that the foregoing restrictions shall not apply to the transfer by the undersigned to an affiliate; provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to Johnson Rice & Company L.L.C. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

C-1

It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this letter.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Dated:

C-2